KEYSTONE INVESTMENTS, INC.








                      SHORT-TERM MANAGEMENT INCENTIVE PLAN
                              FOR SENIOR MANAGEMENT



                                                                 December 1993
                                                                 Rev. June 1996


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           SHORT-TERM MANAGEMENT INCENTIVE PLAN FOR SENIOR MANAGEMENT


I. PURPOSE: The purpose of The Keystone Investments, Inc. Short-Term Management Incentive Plan for Senior Management is to:

        A. Provide an important building block in a total compensation package that will enhance the company's ability to attract, retain and motivate highly qualified professional talent in a highly competitive industry.

        B. Give clear emphasis to the pursuit and achievement of major company goals and objectives.

        C. Highlight the inter-relationship between personal contribution and company success.

        D. Allow members of Senior Management to share in the financial rewards of that success.


II. ADMINISTRATION: The Chief Executive Officer of Keystone Investments, Inc. is the named Plan Administrator. It shall be his responsibility to determine:

        A.     Eligible Participants
        B.     Performance Goals
        C.     Measurement Criteria
        D.     Performance Ratings
        E.     Amount and Timing of Payments


III. FUNDING: The Plan will be funded by expense accruals which approximate anticipated levels of payout, as determined by the Plan Administrator.


IV.     ELIGIBILITY:

        A. Plan participants include all designated members of Senior Management of Keystone Investments, Inc., its affiliates and subsidiaries.

        B. New members of Senior Management, with less than a full year's employment on December 31 of each year, will generally not be included for that year. Exceptions may be granted if it is a condition of employment, approved in writing by the Plan Administrator. In such cases, awards will be pro-rated, depending on the number of months of service in that year.

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        C.     Members of Senior Management who, for any reason, leave the company prior to December 31 of any year, will generally not be included for that year. Exceptions may be granted, under special circumstances, only if approved in writing by the Plan Administrator on or prior to the last day of employment. Such awards, if granted, will also be pro-rated, depending upon the number of months of service in that year.

V.      PAYMENT:

        A.  Form of Payment

               1.  All awards less than $50,000 shall be paid in full, in cash.

               If a participant's incentive award exceeds $50,000, up to 10% of the total award may, in the Board's discretion, be paid in company stock. This provision will not apply to incentive amounts that exceed 100% of the participant's base salary. Participants who have purchased company stock during the year may elect to have such purchases applied to this provision. In certain circumstances, Keystone's Board of Directors may waive this provision.

        B.     Time of Payment

               Senior Management Short-Term Management Incentive Plan payments shall be paid at an early date in the year immediately following the year of performance; provided however that with respect to any year for which an award is paid the Board of Directors shall have the authority to determine that the award may be paid prior to the end of the performance year.


VI.     PLAN OPERATION:

        A. Basis of Awards - Awards will be determined annually on the basis of the individual performance appraisal of the plan participant and the corporate performance results of Keystone Investments, Inc.

               1. Individual Performance will be measured by the rating achieved in the annual Performance Appraisal, prepared on each employee and approved by the Corporate Compensation Committee.

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               2.     Corporate Performance will be based on a combined
                      evaluation by the CEO of corporate achievements vs. pre-established annual goals and objectives relating to the following factors:


                             FACTOR                              WEIGHT
                             ------                              ------
                      Earnings From Operations                     60%
                      CEO Evaluation                               40%

        B.     Calculation of Awards

               1. PAR Awards are paid when both individual and corporate performance are rated as "Meets Keystone's High Standards". Such awards are calculated as a percentage of the midpoint of the salary range established for each position through the company's Position Evaluation and Base Compensation Program. The percentages vary with the level of each position as follows:


                         Par and Maximum Awards for Senior Management


                                      PAR               MAXIMUM
POSITION                             AWARD               AWARD
- --------                             -----              -------
                                  (as a % of Salary Range Mid-Point)


Chairman & CEO - KII                  70                 154

President - KICO                      60                 132

President - KIDCO                     60                 132

Senior Vice President &               60                 132
 Chief Financial Officer

Senior Vice President - Legal         40                  88
  & General Counsel

President - KIRC                      40                  88

                                       3
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               2.     As individual and corporate performance vary above or
                      below the rating of "Meets Keystone's High Standards", the incentive awards payments will vary from 0% to 220% of the PAR award, as set forth in the attached Exhibit I.

               3. Rating scales for both individual and corporate performance are as follows:



           RATED                       NUMERICAL EQUIVALENT
        PERFORMANCE                  CORPORATE     INDIVIDUAL
        -----------                  ---------     ----------
Exceptional                            120             1
With Distinction                       110             2
Meets Keystone's High Standards        100             3
Needs Improvement                       90             4
Not Acceptable                          80             5


               4. In accordance with the rating scale and the grid, a corporate rating of 100 and an individual rating of 3 represent "par performance". This results in an incentive payment of 100% of the PAR award. Awards for varying levels of corporate and for individual performance can be similarly calculated.







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
- -------------------------------------------------------------           ---------------------------
Keystone Investments                                                                  EXHIBIT I
MIP Payout Grid

                                               Individual Rating

                                                        With  Meets High         Needs         Not
Corporate Rating                    Exceptional  Distinction   Standards   Improvement  Acceptable
Exceptional            120                  220          190         160           110           0
                       115                  205          175         145            95           0
With Distinction       110                  190          160         130            80           0
                       105                  175          145         115            65           0
Meets High Standards   100                  160          130         100            50           0
                        95                  145          115          85            35           0
Needs Improvement       90                  130          100          70            20           0
                        85                  115           85          55             5           0
Not Acceptable          80                  100           70          40             0           0